                                iVILLAGE INC.
                              170 Fifth Avenue
                                   4th Floor
                           New York, Now York 10010

                                           February 27, 1997

To Each of the Parties Named
  on Schedule I Hereto (each,
  a "Purchaser", and,
  collectively, the "Purchasers")


                     Note and Warrant Purchase Agreement
                     -----------------------------------

Dear Sirs:

                  This letter will confirm the terms and conditions upon which iVillage Inc., a Delaware corporation (the "Company"), agrees to sell to each Purchaser (i) one or more convertible promissory notes of the Company in substantially the form of Exhibit A hereto (each, a "Note" and, collectively, the "Notes") (representing initially $1,600,000 aggregate principal amount of Notes and subject to increase in principal amount as provided in Section 1 hereof) and (ii) stock subscription warrants of the Company, in substantially the form of Exhibit B hereto (each, a "Warrant" and, collectively, the "Warrants") to purchase shares of capital stock (the "Underlying Securities") of the Company. Accordingly, the Company hereby agrees with the Purchasers as follows:

               SECTION 1. Purchase and Sale of the Securities.
               ----------------------------------------------

                       (a) Upon the terms and subject to the conditions of this Agreement, on February 26, 1997, the Company is issuing and selling to each Purchaser, and each such Purchaser is purchasing and acquiring from the Company, a Note in the principal amount set forth opposite the name of such Purchaser on Schedule I hereto and a Warrant to purchase up to that number of shares of capital stock as is determined pursuant thereto for the aggregate purchase price set forth opposite the name of such Purchaser on Schedule I hereto. The purchase and sale of the Note and the Warrant with respect to each Purchaser is being held at the offices of the Company or such other place as the Company and each such Purchaser have agreed simultaneously with the execution and delivery of this Agreement. The purchase price for the applicable Note and Warrant to be purchased by each Purchaser are being paid by wire transfer of funds to the account of the Company, and the Company is issuing and delivering the Note and Warrant to each such Purchaser, registered in the name of the Purchaser, against receipt of the purchase price therefore.

                       (b) Anything contained herein to the contrary notwithstanding, America Online, Inc. ("AOL") may, upon the written request of the Company and at AOL's sole option and discretion, elect to (but shall be under no obligation to) fund up to an additional $450,000 on the terms and conditions set forth herein (the "AOL Additional Funding"); provided, however, that in the event that the Company receives one or more commitments from potential investors (other than the current holders of Series B Preferred Stock, $.0005 par value, of the Company ("Series B Preferred Stock")) for the purchase of an aggregate of at least $10,000,000 of Series C Preferred Stock (the "Series C Preferred Stock") of the Company as determined in the reasonable good faith judgment of Bear Stearns & Co., Inc., the placement agent for the proposed issuance and sale of the Series C Preferred Stock, then within five (5) days of a written request of the Company, AOL shall be obligated to and shall fund an additional $450,000 on the terms and conditions set forth herein (the "AOL Mandatory Funding"); provided further, however, that if AOL shall make an AOL Additional Funding or an AOL Mandatory Funding, then The Tribune Company ("Tribune") shall concurrently therewith fund an amount equal to 50% of such AOL Additional Funding or Mandatory Funding, as the case may be, on the terms and conditions set forth herein (the "Tribune Additional Funding"; and the AOL Additional Funding, the AOL Mandatory Funding and the Tribune Additional Funding, collectively, the "Additional Funding")). Any such Additional Funding shall be evidenced by an amendment to the Note being issued and delivered to AOL or Tribune (as the case may be) on the date hereof to reflect an increase in the principal amount thereof equal to the amount of the Additional Funding, and the Additional Funding shall not require the consent or approval of any other Purchaser hereunder.

         SECTION 2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser as follows:

                        (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate the assets used in its business, to carry on its business as presently conducted and as proposed to be conducted, to enter into this Agreement and the Instruments (as hereinafter defined), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. "Instruments" means the Notes and the Warrants.

                        (b) Qualification; Good Standing. The Company is qualified to do business as a foreign corporation in the State of New York and is not qualified to do business as a foreign corporation in any other jurisdiction, no other jurisdiction has demanded or requested in writing that the Company so qualify, the Company has no knowledge of the need to so qualify and the failure to be so qualified does not have a material adverse effect on the Company.

                       (c) Corporate Authorization; Enforceability. The Company has taken all corporate action (including all action required of its Board of Directors and stockholders) necessary to authorize its execution and delivery of this Agreement and the Instruments, its performance of its obligations hereunder and thereunder, and its consummation of the transactions contemplated hereby and thereby. Each of this Agreement and the Instruments have been executed and delivered by an officer of the Company in accordance with such authorization. Each of this Agreement and the Instruments constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors' rights generally and to general principles of equity.

                       (d) No Conflict. The execution and delivery by the Company of this Agreement and the Instruments, its consummation of the transactions contemplated hereby and thereby, and its compliance with the provisions hereof and thereof, will not (a) violate or conflict with its Certificate of Incorporation or By-laws, (b) violate, conflict with, or give rise to any right of termination, cancellation, recision or acceleration under any agreement, lease, security, license, permit, or instrument to which the Company is a party, or to which it or any of its assets is subject, (c) result in the imposition of any Encumbrance on any asset of the Company, (d) violate or conflict with any Laws, or (e) require any consent, approval or other action of, notice to, or filing with any entity or person (governmental or private), except for those that have been obtained or made. "Encumbrance" means any security interest, mortgage, lien, pledge, charge, easement, reservation, restriction, or similar right of any third party; and "Laws" means all laws, rules, regulations, ordinances, orders, judgments, injunctions, decrees and other legislative, administrative or judicial restrictions.

                       (e) No Consent or Approval Required. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person or entity is required for the valid authorization, execution and delivery by the Company of this Agreement and the Instruments, or for the consummation of the transactions contemplated hereby or thereby or, if required, the same has been obtained or effected.

                       (f) No Material Adverse Change. Since May 6, 1996 (the date of the Closing (as defined in, and pursuant to the Series B Convertible Preferred Stock Purchase Agreement dated as of May 6, 1996 (the "Stock Purchase Agreement"), among the Company and the Investors (as such term is defined therein)), there has been no material adverse change in the assets, liabilities, operations, result of operations, business, condition (financial or otherwise) or affairs of the Company, except that the Company has continued to utilize the proceeds from the sale of Series B Preferred Stock issued and sold under the Stock Purchase Agreement and to incur losses.

                       (g) Use of Proceeds. The net proceeds received by the Company from the sale of the Notes and Warrants shall be used by the Company for working capital and general corporate purposes.

         SECTION 3. Representations and Warranties of the Purchaser.
                    ------------------------------------------------

                  Each Purchaser, as to itself, himself or herself, as the case may be, represents and warrants to the Company as follows:

                       (a) Organization. Such Purchaser is a corporation or partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction and has all requisite power and authority to enter into the Instruments to which it is a party, to perform its obligations thereunder, and to consummate the transactions contemplated thereby.

                       (b) Authorization. Such Purchaser has taken all corporate or partnership action necessary to authorize its execution and delivery of this Agreement and the Instruments to which it is a party, its performance of its obligations hereunder and thereunder, and its consummation of the transactions contemplated hereby and thereby. Each of this Agreement and the Instruments to which the Purchaser is a party has been executed and delivered by an officer of the Purchaser in accordance with such authorization. Each Document to which the Purchaser is a party constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors, rights generally and to general principles of equity.

                       (c) Investment Representations and Warranties.
                           -----------------------------------------

                              (i) Such Purchaser is acquiring the Instruments,
and it will acquire any underlying securities issuable upon exercise or exchange thereof, for its own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same.

                      (ii) Such Purchaser understands that the Instruments, and any underlying securities issuable upon exercise or exchange thereof, will not be registered under the Securities Act or registered or qualified under any state securities or "blue-sky" laws, by reason of their issuance in a transaction exempt from the registration and/or qualification requirements thereof, and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or registered or qualified under any applicable state securities or "blue-sky" laws or is exempt from registration and/or, qualification.

                     (iii) Such Purchaser understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances only in limited amounts.

                      (iv) Without limitation of the representations and warranties of the Company contained herein, such Purchaser acknowledges that such Purchaser has met with representatives of the Company and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Securities, and to obtain any additional information which the Company possessed or could acquire without unreasonable effort or expense, and has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies as to enable such Purchaser to understand and evaluate the risks of such investment and form an investment decision with respect thereto.

                      (v) Such Purchaser has no need for liquidity in its investment in the Company, and is able to bear the economic risk of such investment for an indefinite period and to afford a complete loss thereof.

                      (vi) Such Purchaser is an "accredited purchaser" as such term is defined in Rule 501 (the provisions of which are known to such Purchaser) promulgated under the Securities Act.

                 SECTION 4. Amendment to Registration Rights Agreement. Reference is hereby made to the Amended and Restated Registration Rights Agreement, dated as of May 6, 1996 (the "Registration Rights Agreement"), among the Company and the

Investors (as defined therein). Simultaneously herewith, the Company and each Purchaser are executing and delivering an Amendment No. 1 to the Registration Rights Agreement, substantially in the form attached hereto as Exhibit C, conferring on each Purchaser registration rights as provided therein with respect to the Underlying Securities issuable upon exercise or exchange of the Warrants or conversion of the Notes.

                  SECTION 5. Amendment to Amended and Restated Stockholders' Agreement. Reference is hereby made to the Amended and Restated Stockholders' Agreement, dated as of May 6, 1996 (the "Stockholders' Agreement"), among the Company and the investors (as defined therein). Simultaneously herewith, the Company and each Purchaser are executing and delivering an Amendment No. 2 to the Stockholders' Agreement, substantially in the form attached hereto as Exhibit D, conferring on each Purchaser the rights as provided therein with respect to the Underlying Securities issuable upon exercise or exchange of the Warrants or conversion of the Notes and providing for the right to designate additional directorships under the circumstances provided therein.

                  SECTION 6. Certain Covenants.
                             -----------------

                        (a) Sufficient Shares. The Company shall take or cause to be taken all action (including, without limitation, appropriate amendments to the Certificate of Incorporation of the Company or otherwise) necessary to assure that there exists a sufficient number of authorized shares of capital stock of the Company to permit the full and complete conversion, exercise or exchange of the Notes and Warrants.

                        (b) Underlying Securities. The securities of the Company which shall be issuable upon conversion of the Notes and/or exercise or exchange of the Warrants (collectively, the "Underlying Securities"), upon their issuance in compliance with the respective terms of the Notes and the Warrants, shall be duly authorized, validly issued and outstanding, fully paid and non-assessable, free of any liens or encumbrances, except as provided in the applicable agreements governing all purchasers of such Underlying Securities, provided that such securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth therein. The Company shall ensure that the original issuance by the Company of the Underlying Securities will not be subject to any pre-emptive rights, rights of first refusal or similar rights.

                        (c) Waiver of Right of First Refusal. Each Purchaser hereby irrevocably waives its right of first refusal and any rights to notice thereof provided in Section 3.4 of the Stockholders' Agreement to which it was, is or may be entitled with respect to the offer, issuance and sale of the Notes and Warrants hereunder or the Underlying Securities issuable upon conversion, exercise or exchange thereof or the issuance of any stock subscription warrants issued by Company to the Purchasers pursuant to the Notes as the result of the occurrence of a Trigger Event (as such term is defined in the Notes) and any shares of capital stock of the Company issued or issuable upon conversion, exercise or exchange thereof or issued or issuable upon conversion of any such capital stock.

                  SECTION 7. Survival of Representations, Warranties and Acreements, Etc. All representations and warranties hereunder shall survive the execution and delivery of the Agreement. All covenants and agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

                  SECTION 8. Exchanges; Lost, Stolen or Mutilated Certificates. Upon surrender by any Purchaser to the Company of any certificate representing Underlying Securities, the Company at its expense will issue in exchange therefor, and deliver to such Purchaser, a new certificate or certificates representing such shares, in such denominations as may be requested by such Purchaser. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any Underlying Securities purchased by a Purchaser and in case of any such loss, theft or destruction, upon delivery of any indemnity agreement satisfactory to the Company, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Company at its expense will issue and deliver to such Purchaser a new certificate for such Underlying Securities of like tenor, in lieu of such lost, stolen or mutilated certificate.

                  SECTION 9. Fees and Expenses. Each party hereto shall bear its own costs and expenses incurred on its behalf in connection with the preparation, negotiation, execution, and delivery of this Agreement and the Instruments and the preparation for and consummation of the transactions contemplated hereby and thereby.

                 SECTION 10. Assignment; Parties in Interest. This
Agreement and the rights and obligations of the parties hereunder shall not be assignable, except that a Purchaser may assign its rights hereunder (a) if such Purchaser is a partnership, to any partner thereof (in the case of a pro rata distribution by a Purchaser that is a partnership to its partners) (b) if such Purchaser is a corporation, to any majority-owned subsidiary of such Purchaser (provided that such rights may be exercised by such subsidiary only for so long as such subsidiary continues to be majority-owned by such Purchaser) or (c) if such Purchaser is a natural person, to the spouse or descendants of such person or any trust for the benefit of any thereof; provided, however, that the Company is given written notice at the time of such assignment stating the name and address of the assignee and identifying the securities with respect to which the rights and benefits hereunder are being assigned and such assignee expressly agrees in writing with the Company and the other Purchasers to be bound by and to comply with all applicable provisions of this Agreement. Anything contained herein to the contrary notwithstanding, no Purchaser (or permitted assignee of a Purchaser) shall, without the consent of the Company, be permitted to assign any rights and/or benefits hereunder to a person that is then actively engaged in a business that is directly competitive with the business then primarily and actively conducted or engaged in by the Company other than, in the case of a Purchaser that is a corporation, a majority-owned subsidiary thereof. Any assignment pursuant to this Section 9 shall not relieve, release or otherwise discharge the Purchaser effecting such assignment from its obligations under this Agreement. This Agreement shall bind and inure to the benefit of the Company, each Purchaser, and its or his respective successors, permitted assigns, heirs and legal representatives.

                 SECTION 11. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect to such subject matter.

                 SECTION 12. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

                              if to the Company:

                              iVillage Inc.
                              170 Fifth Avenue
                              New York, New York 10010
                              Fax: (212) 604-9133
                              Telephone: (212) 604-0963
                              Attention:  Candice Carpenter
                                          Chairman of the Board and
                                          Chief Executive Officer;

                 if to a Purchaser, to such address as is specified on
                 Schedule I hereto;

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

                 SECTION 13. Amendments. The terms and provisions of this Agreement may only be modified or amended, or the performance thereof waived, pursuant to an instrument signed by (a) the Company and (b) the holders of at least 80% of the principal amount of all the Notes then outstanding (the "Requisite Holders").

                 SECTION 14. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                 SECTION 15. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of New York to be applied.

         Please indicate your agreement with the foregoing, and acknowledge your receipt Of the Note and Warrant issued to you hereunder, by executing and returning the enclosed counterpart of this letter agreement to the Company.

                                                Very truly yours,


                                                iVILLAGE INC.

                                                By: /s/ Candice Carpenter
                                                   -----------------------------
                                                   Candice Carpeneter
                                                   Chairman of the Board
                                                     and Chief Executive Officer


ACCEPTED AND AGREED TO BY:

AMERICA ONLINE, INC.

By: /s/ Illegible
   -------------------------------
   Name:
   Title:

TRIBUNE COMPANY

By: /s/ David D. Hiller
   -------------------------------
   Name: David D. Hiller
   Title: Sr. Vice President-Development

KLEINER PERKINS CAUFIELD & BYERS VII

By: /s/ Douglas J. Mackenzie
   -------------------------------
   Name: Douglas J. Mackenzie
   Title: General Partner

KPCB INFORMATION SCIENCES ZAIBATSU FUND II

By: /s/ Douglas J. Mackenzie
   -------------------------------
   Name: Douglas J. Mackenzie
   Title: General Partner


                                                                    SCHEDULE E
                                                                   TO VOTE AND
                                                              WARRANT PURCHASE
                                                                     AGREEMENT
                                                                     ---------

Name and Addresses                                         Principal                  Purchase Price for
of Purchaser                                            Amount Of Note                Notes and Warrants
------------                                            --------------                ------------------
America Online, Inc.                                    $   900,000                    $    900,000
22000 AOL Way
Dulles, Virginia 20166
Attention: Miles R.
Gilburne

Tribune Company                                         $   450,000                    $    450,000
475 North Michigan Avenue,
Ste . 600, Chicago,
Illinois 60611
Attention: Donn Davis

Kleiner Perkins Caufield &                              $   243,750                    $    243,750
Byers VII
2750 Sand Hill Road
Menlo Park, California
94025
Attention: Douglas J.
Mackenzie

KPCB Information Sciences                               $     6,250                    $      6,250
Zaibatsu Fund II
2750 Sand Hill Road
Menlo Park, California
94025
Attention: Douglas J.
Mackenzie

TOTAL                                                   S 1,600,000                    $  1,600,000

                                                              EXHIBIT A TO THE
                                                              ----------------
                                                              NOTE AND WARRANT
                                                              ----------------
                                                            PURCHASE AGREEMENT
                                                            ------------------

                                   FORM OF SECURED CONVERTIBLE PROMISSORY NOTE
                                   -------------------------------------------

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 13 OF THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, DATED AS OF MAY 6, 1996, AS AMENDED, AMONG iVILLAGE INC. AND THE OTHER SIGNATORIES THERETO
AND THE AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT DATED AS OF MAY 6, 1996, AS AMENDED, AMONG iVILLAGE AND THE OTHER SIGNATORIES THERETO (THE "STOCKHOLDERS' AGREEMENT"), AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, iVILLAGE INC., HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF SUCH HOLDER. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF iVILLAGE INC.

                                iVILLAGE INC.

                     Convertible Secured Promissory Note

$_______
(Maximum Amount)                                               February   , 1997

            iVILLAGE INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay [insert name of holder], (the "Holder"), or
permitted registered assigns, $      and to pay interest from the date hereof at
the rate specified below. The principal amount outstanding hereon shall be convertible into such shares of capital stock of the Company as shall be determined in accordance with Section 2 hereof (the securities into which this
Note is convertible being referred to as the "Underlying Securities") pursuant to Section 2 below. This Note is one of a series of convertible notes (the "Notes") issued pursuant to the Note and Purchase Agreement dated as of
February   , 1997 (the "Purchase Agreement") among the Company and the other signatories thereto and is subject to the provisions thereof. Terms used but not defined herein shall have the meanings set forth herein the Purchase Agreement.

1.           Principal and Interest
             ----------------------

             Unless converted pursuant to Section 2, the principal amount of this Note shall be payable upon demand at any time on or after May 1, 1997 (the "Demand Date"); provided, however, that if the Company has not then consummated a Qualified Financing but in the good faith reasonable judgment of the Purchasers the consummation of the Qualified Financing is imminent, the Demand Date shall be extended by thirty days; provided further, however, that if the Company prior thereto is unable to fulfill its payroll obligations (a "Payroll Event"; and the date thereof being herein referred to as the "Payroll Date"), the Demand Date shall be the Payroll Date. The unpaid principal amount of this Note shall bear interest at the rate of twelve (12%) percent per annum. Interest shall be payable upon demand at any time on or after the Demand Date. The Holder hereof may apply any portion of unpaid principal and interest to the payment of the exercise price under the Warrant.

2.           Conversion
             ----------

             (a) Conversion Upon Closing of a Qualified Financing. If the Company shall consummate an equity financing (or series of related financings) involving the issuance and sale of Series C Convertible Preferred Stock (the rights, preferences and privileges of which are to be designated by the Board of Directors of the Company) (the "Series C Preferred Stock") prior to the Demand Date, yielding aggregate proceeds of at least $12,000,000 (the "Qualified Financing"), then the principal amount of this Note shall automatically and without any action on the part of the Holder be converted into that number of fully paid and nonassessable shares of Series C Preferred Stock as are purchasable with the principal amount of this Note (the principal of this Note being treated as if it were cash consideration), on the identical terms and conditions and at the same price as the Series C Preferred Stock is issued and sold in the Qualified Financing

(b)       Conversion on or after Demand Date.
          ----------------------------------

                  (i) If the Company does not consummate a Qualified Financing before the Demand Date, then, if the Note shall not theretofore have been converted pursuant to Section 2(b)(ii) hereof, the principal amount of this Note shall, at the option of the Holder, exercisable at any time, be convertible into that number of fully-paid and nonassessable shares of preferred stock (which may be Series C Preferred Stock issued in a Qualified Financing occurring after the Demand Date) issued in connection with the first private placement of equity for cash completed by the Company (the "Non-Qualified Preferred Stock") on or after the date hereof, equal to (A) the amount of the then outstanding principal hereof divided by (B) the price per share at which the Company shall have issued and sold such shares of Non-Qualified Preferred Stock

                  (ii) Anything contained in Sections 2(a) or (b)(i) to the contrary notwithstanding, if the Company does not consummate a Qualified Financing before the Demand Date, the principal of this Note shall, at the option of the Holder, exercisable at any time, be convertible, in full and not in part, into that number of fully-paid and nonassessable shares of Senior Series B-2 Preferred Stock, $.0005 par value, of the Company, equal to (A) the amount of the then outstanding principal hereof divided by (B) $2.50.

             (c) Conversion on Qualified Public Offering. Simultaneously with the closing of the Qualified Public Offering, the principal of this Note shall automatically and without any action on the part of the Holder be converted into that number of fully-paid and nonassessable shares of Common Stock equal to (A) the amount of the then outstanding principal hereof by (B) $2.50.

             (d) Mechanics of Conversion. Before any holder of this Note shall be entitled to receive evidence of the Underlying Securities into which this Note has been converted, such holder shall surrender this Note duly endorsed, at the office of the Company, and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office stating therein the name or names in which the certificate or certificates for the Underlying Securities are to be issued. The Company shall, promptly thereafter, issue and deliver to such holder at the address specified by such holder, or to the nominee or nominees of such holder, a certificate or certificates for the Underlying Securities to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such conversion as provided in paragraph (a),
(b) or (c) above, as the case may be, and the person or persons entitled to receive the Underlying Securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Underlying Securities as of such date.

             (e) No Fractional Shares and Certificate as to Adjustment. No fractional shares shall be issued upon conversion of this Note and the number of the Underlying Shares to be issued shall be rounded up to the nearest whole share.

             (f) Interest. Upon conversion of the principal amount of this Note as provided in this Section 2, the Company shall simultaneously therewith pay to the holder of this Note all accrued and unpaid interest on this Note in cash.

3.          Trigger Event Warrants
            ----------------------

             If the Company shall not have consummated a Qualified Financing on or prior to the Demand Date and this Note is outstanding (the "Trigger Event"), then the Company shall issue to the holder of this Note a stock subscription warrant of the Company, in substantially the form of Exhibit A hereto (a "Warrant") to purchase that number of shares of Senior Series B-2 Preferred Stock of the Company as shall be determined in accordance with Section 1 thereof, with the designation, preferences and rights thereof set forth in a Certificate of Designation of Rights, Preferences and Privileges of Senior Series B-2 Preferred Stock (the "Certificate of Designation") in substantially the form of Exhibit B attached hereto; provided, however, that no such warrant shall be issued to any Purchaser (as such term is defined in the Purchase Agreement) that has not committed to the Qualified Financing that amount set forth opposite such Purchaser's name on Schedule-B attached hereto. In the event of the occurrence of a Trigger Event, the Company shall forthwith file (i) the Certificate of Designation with the Secretary of State of the State of Delaware and (ii) the Certificate of Amendment to the Amended Certificate of Incorporation of the Corporation in substantially the form attached hereto as Exhibit C.

4.           No Rights as Shareholder
             ------------------------

             Nothing contained in this Note shall be construed as conferring upon the holder hereof or its transferee, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any other rights as a shareholder of the Company.

5.           Security Interest
             -----------------

             Payment and performance of this Note is being secured pursuant to, and by the collateral described in, the Security Agreement dated the date hereof among the Company and the Purchasers.

6.           Optional Prepayment
             -------------------

             At any time on or after the Demand Date after giving two days prior written notice to the Holder, the Company may prepay the outstanding principal amount of this Note, together with interest thereon, in whole or in part, provided that (a) any prepayment in part must be for a minimum amount equal to the lesser of $10,000 or the outstanding principal and interest hereof and (b) all Notes (including this Note) then outstanding shall simultaneously be prepaid by the Company on a pro rata basis among all such Notes in accordance with the respective Outstanding principal amounts thereof.

7.           No Impairment
             ------------

             The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or another voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Note against impairment.

8.           Restrictions on Transfer
             ------------------------

             (a) The Company shall keep at its principal executive office a register (herein sometimes referred to as the "Note Register"), in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), the Company shall provide for the registration and transfer of this Note.

             (b) Whenever this Note shall be surrendered at the principal executive office of the Company for transfer, accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the holder of his attorney duly authorized in writing, the Company shall execute and deliver in exchange therefor a new Note or Notes, as may be requested by such holder, in the same aggregate unpaid principal amount and payable on the same date as the principal amount of the Note or Notes so surrendered; each such new Note shall be dated as of the date to which interest has been paid on the unpaid principal amount of the Note or Notes so surrendered and shall be in such principal amount and registered in such name or names as such holder may designate in writing. As a condition to any such transfer, the Company may require representations and opinions of like tenor and effect to those it may require pursuant to Section 13 of the Registration Rights Agreement.

             (c) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation), the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of this Note in lieu of which such new Note is made and delivered.

9.           Remedies for Default
             --------------------

             (a) Event of Default. The occurrence of any of the following shall constitute an "Event of Default":

               (i) if the Company shall fail to pay principal or interest on this Note when due, after the expiration of any applicable grace period; or

              (ii) if the Company shall fail to pay when due any dividend required to be paid on any share of Preferred Stock or to make any payment required in respect of liquidation of the Company or redemption of any capital stock of the Company; or

             (iii) if the Company shall fail to perform or observe any term, covenant or provision of (x) Section 7.1 of the Series B Preferred Stock Agreement dated as of May 6, 1996 (the "Series B Purchase Agreement"), among the Company and the other signatories thereto for 5 days after notice thereof has been given to the Company by the Requisite Holders or (y) Sections 7.3 or
7.4 of the Purchase Agreement for 30 days after notice thereof has been given to the Company by the Requisite Holders; or

              (iv) if the Company shall fail to perform or observe in any material respect any other term, covenant or agreement contained in the Purchase Agreement or this Note; or

               (v) if the Company shall fail to pay any indebtedness or obligation of the Company in excess of $50,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand or-otherwise) after the expiration of any applicable grace period, or to perform or observe any material term, covenant or condition under any agreement or instrument relating to any such indebtedness or obligation when required to be performed or observed; provided however, that it shall not be an Event of Default if the Company shall fail to pay any such indebtedness or obligation of the Company if such indebtedness or obligation is being contested in good faith by appropriate proceedings and adequate provision therefor has been made; or

              (vi) if any representation, warranty or statement made by or on behalf of the Company in the Purchase Agreement or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with the Purchase Agreement shall prove to have been incorrect in any material respect on or as of the date made; or

             (vii) if one or more judgments, decrees or orders for the payment of money in excess of $50,000 shall be rendered against the Company, any such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal; or

            (viii) if the Company shall become insolvent, or is adjudicated insolvent or bankrupt; or

              (ix) if the Company admits in writing its inability to pay its debts; or

               (x) if the Company shall come under the authority of a custodian, receiver or trustee for it or for substantially all of its property; or

              (xi) if the Company makes an assignment for the benefit of creditors, or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within sixty (60) days; or

             (xii) if proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors are instituted or commenced by the Company; or

            (xiii) if any order for relief is entered relating to any of the foregoing proceedings under subsections (vii) through (xi).

             (b) Upon the occurrence of an Event of Default, the Holder, acting jointly with the Requisite Holders, shall have the option to demand full and immediate payment of the then outstanding principal amount of this Note and to protect and enforce its right or remedy as may be available.

             (c) Cost of Collection. In the event of any default under this Note, the Company shall pay any costs of collection incurred by the Holder (including reasonable attorney's fees and expenses).

10.           Waivers
              -------

             (a) The Company and all endorsers, sureties and, guarantors of this Note hereby jointly and severally waive presentment, demand for payment, notice of dishonor, notice of protest, and protest in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this Note.

             (b) No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall an single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise. No waiver or modification of the terms hereof shall be valid unless set forth in writing by the Holder.

11.          General
             -------

             (a) Successors and Assigns. This Note and the obligations and rights of the Company hereunder shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors and assigns. This Note is assignable in whole, but not in part.

             (b) Changes. Changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon written consent of the Company and the Holder.

             (c) Currency. All payments shall be made in such coin or currency of the United States of America as at the time of payment shall be either legal tender therein for the payment of public and private debts.

             (d) Notices. All notices, request, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or the Holder at their respective addresses as set forth in the records of the Company or to such other address as may be furnished in writing to the other party hereto.

             (e) Severability. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

             (f) Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in Vienna, Virginia, shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday, or legal holiday.

12.           Governing Law
              -------------
             This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to choice of law principles.

             IN WITNESS WHEROF, this Note has been executed and delivered on the date first above written by the duly authorized representative of the Company.


                                             iVILLAGE INC.

                                             By: /s/ Steven Elkes
                                                -------------------------------
                                             Name:  Steven Elkes
                                             Title: Vice-President

Attest:

----------------------------
Secretary

                                  SCHEDULE B

Purchaser                                 Commitment Amount

America Online, Inc.                      $2,900,000
The Tribune Company                       $1,500,000
Kleiner Perkins Caufield &                $  750,000
Byers VII and
KPCB Information Sciences
Zaibatsu Fund VII

                                                              EXHIBIT A TO THE
                                                              ----------------
                                                           SECURED CONVERTIBLE
                                                           -------------------
                                                               PROMISSORY NOTE
                                                               ---------------

                                            FORM OF STOCK SUBSCRIPTION WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 13 OF THE REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 6, 1996, AS AMENDED, AMONG iVILLAGE, INC. AND THE OTHER SIGNATORIES THERETO (THE "REGISTRATION RIGHTS AGREEMENT") AND THE AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT DATED AS OF MAY 6, 1996, AS AMENDED, AMONG iVILLAGE INC. AND THE OTHER SIGNATORIES THERETO (THE "STOCKHOLDERS AGREEMENT"), AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, iVILLAGE INC., HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF SUCH HOLDER. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF iVILLAGE INC.

                                                  _________________  ___, 1997*

                                iVILLAGE INC.

                          STOCK SUBSCRIPTION WARRANT


                  THIS CERTIFIES that, for value received, [Insert name of holder], or assigns, is entitled to subscribe for and purchase from iVILLAGE INC., a Delaware corporation (the "Company"), that number of shares (the "Warrant Shares") of Senior Series B-2 Preferred Stock, $.0005 par value, of the Company as shall be determined in accordance with the provisions of
Section 1 hereof at the price per share (the "Warrant Price") determined in accordance with the provisions of Section 1 hereof, at any time or from time to time during the period (the "Exercise Period") commencing with the date hereof and terminating on the fifth anniversary of the date hereof. This Warrant is being issued pursuant to a Secured Convertible Promissory Note
dated as of February   , 1997 (the "Note"), issued by the Company to the holder
of this Warrant and is one of a series of stock subscription warrants (including this Warrant, the "Warrants") being issued pursuant to one or more secured convertible

-------------------

* This Warrant will be issued on the Demand Date (as such term is defined in the Note).

promissory notes issued by the Company. Terms used but not defined herein shall have the meanings set forth in the Note.

             SECTION 1. Warrant Shares and Warrant Price.
             -------------------------------------------

             The Warrant Shares and the Warrant Price shall be established as follows:

             (a) The Warrant Shares shall consist of the Company's Senior Series B-2 Preferred Stock, $.0005 par value, (the "Senior Series B-2 Preferred Stock"), and the Warrant Price shall equal $.01.

             (b) The number of Warrant Shares for which this Warrant is exercisable shall be equal to (1) the product of (x) the quotient of (A) the principal amount of the Note plus accrued interest (calculated on a weekly basis) divided by (B) $1,000,000 and (y) four (4%) percent of the number of shares of voting capital stock of the Company outstanding on the date of calculation after giving effect to the exercise, exchange or conversion of all then outstanding securities, rights, options, warrants, that are, directly or indirectly, exercisable or exchangeable for, or convertible into or otherwise represent the right to purchase or otherwise receive, directly or indirectly, any such capital stock (collectively, the "Fully-Diluted Shares"), multiplied by the number of thirty-day periods during which the Note shall be outstanding (the "Multiple"), commencing with the earlier of (x) the date of issuance of this Warrant (the "Issue Date") or (y) in the event of the occurrence of a Payroll Event, 10 days prior to the Payroll Date, and ending with the date as of which the Note shall no longer be outstanding, divided by
(2) the Warrant Price, minus the number of Warrant Shares for which this Warrant was previously exercised; provided however, that in the event of a partial period, the Multiple shall be increased by a fraction the numerator of which shall be the number of days from the end of the prior full thirty-day (or shorter) period to the date of exercise of this Warrant and the denominator of which shall be thirty (30). The number of Warrant Shares for which this Warrant is exercisable shall increase as aforesaid at the end of each thirty-day period during which the Note (as defined herein) shall be outstanding.

             SECTION 2. Exercise of Warrant.
                        --------------------

                  The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, at any time during the Exercise Period, by the surrender of this Warrant (properly endorsed) at the office of the Company, or at such other agency or office of the Company in the United States of America as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company, and by payment to the Company of the Warrant Price in cash or by check (or by cancellation of indebtedness evidenced by the Note issued by the Company to such holder which, for such purpose, shall be valued at the principal amount thereof and interest thereon so canceled) for each share being purchased. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Senior Series B-2 Preferred Stock so purchased, registered in the name of the holder, and if such Warrant Exercise shall not have been for all Warrant Shares, a new Warrant, registered in the name of the holder hereof, of like tenor to this Warrant, shall be delivered to the holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised. The person in whose name any certificate for shares of Senior Series B-2 Preferred Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

             SECTION 3. Exchange of Warrant.

             (a) At any time and from time to time during the Exercise Period, the holder may, at its option, exchange this warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with paragraph (b) below, by the surrender of this Warrant, accompanied by a properly completed and executed Notice of Exchange in the form attached, at the agency or office of the Company referred to in Section 2.

             (b) In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the excess (rounded to the next higher integer) of (i) the number (the "Total Number") of Warrant Shares specified in the Notice of Exchange over (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Warrant Price by (B) the Fair Market Value.

             (c) "Fair Market Value" as of a particular date (the
"Determination Date") shall mean:

                          (i) if the Company's Common Stock is traded on an
             exchange or is quoted on the National Association of Securities Dealers, Inc., Automated Quotation ("NASDAQ") National Market System, then the average of the closing or last sale prices, respectively, reported for the twenty (20) trading days ended immediately preceding the Determination Date; or if the Company's

             Common Stock is not traded on an exchange or on the NASDAQ Nationl Market System but is traded in the over-the-counter market, then the mean of the average of the closing bid and asked prices reported for the twenty (20) trading days ended immediately preceding the Determination Date;

                          (ii) in the event of a Warrant Exchange in
             connection with a merger or consolidation of the Company or a sale of all outstanding capital stock or sale of all or substantially all of the assets, the value of the consideration received or receivable by the stockholders of the Company for each share of Common Stock held (assuming, in the case of a sale of assets, the Company is liquidated immediately following such sale and the consideration paid to the Company is immediately distributed to its stockholders); and

                          (iii) in all other circumstances, the fair market
             value per share of outstanding Common Stock as determined by a nationally recognized independent investment banking firm jointly selected by the Company and the holders of a majority-in-interest of all Warrants then outstanding or, if such selection cannot be made within five days after delivery of the Notice of Exchange, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules.

             (d) The closing of any Warrant Exchange shall take place at the offices of the Company on the date specified in the Notice of Exchange (the "Exchange Date"), which shall be not less than five and not more than 30 days after the delivery of such Notice. At such closing, the Company shall issue and deliver to the holder or its designee a certificate or certificates for the Warrant Shares to be issued upon such Warrant Exchange, registered in the name of the holder or such designee, and if such Warrant Exchange shall not have been for all Warrant Shares, a new Warrant, registered in the name of the holder, of like tenor to this Warrant for the number of shares still subject to this Warrant following such Warrant Exchange (i.e., the excess of (i) the number of shares subject to this Warrant immediately before such Warrant Exchange over
(ii) the Total Number).

             SECTION 4. Adjustment of Warrant Price.
                        ---------------------------

                  If, at any time during the Exercise Period, the number of outstanding shares of Senior Series B-2 Preferred Stock is (i) increased by a stock dividend payable in shares of such class of capital stock or by a subdivision or split-up of shares of such class of capital stock, or (ii) decreased by a combination of shares of such class of capital stock, then, following the record date fixed for the determination of holders of such class of capital stock entitled to receive the benefits of such stock dividend, subdivision, split-up, or combination, the Warrant Price shall be adjusted to a new amount equal to the product of (A) the Warrant Price in effect on such record date and (B) the quotient obtained by dividing (x) the number of shares of such class of capital stock outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or (ii), by (y) the number of shares of such class of capital stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

             SECTION 5. Adjustment of Warrant Shares.
                        ----------------------------

             Upon each adjustment of the Warrant Price as provided in Section 4, the Holder shall thereafter be entitled to subscribe for and purchase, at the Warrant Price resulting from such adjustment, the number of Warrant Shares equal to the product of (i) the number of Warrant Shares existing prior to such adjustment and (ii) the quotient obtained by dividing (A) the Warrant Price existing prior to such adjustment by (B) the new Warrant Price resulting from such adjustment. No fractional shares of capital stock of the Company shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to this paragraph shall be eliminated without consideration.

             SECTION 6. Covenants as to Senior Series B-2 Preferred Stock and Common Stock.

             (a) The Company covenants and agrees that all shares of capital stock which may be issued upon the exercise of the rights represented by this Warrant, and all shares of Common Stock of the Company which may be issued upon the conversion of Senior Series B-2 Preferred Stock if issued upon exercise of this Warrant (collectively, the "Underlying Securities") will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that the Company will from time to time take all such action as may be requisite to assure that the stated or par value per share of the Underlying Securities is at all times equal to or less than the then effective Warrant Price per share of the Underlying Securities issuable upon exercise of this Warrant. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of (a) shares of its Underlying Securities to provide for the exercise of the rights represented by this Warrant and (b) shares of Common Stock to provide for the conversion of Senior Series B-2 Preferred Stock if issuable upon exercise of this Warrant. The Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares of capital stock upon the exercise of this Warrant or the conversion of Senior Series B-2 Preferred Stock if issuable upon exercise of this Warrant require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will in good faith and expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the capital stock issuable upon the exercise of this Warrant or the Common Stock issuable upon conversion of the Senior Series B-2 Preferred Stock if issuable upon exercise of this Warrant is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such capital stock.

             (b) The Company further covenants and agrees that the holder hereof will be entitled to the benefits of any adjustment prior to the exercise hereof pursuant to any anti-dilution protection afforded to holders of Senior Series B-2 Preferred Stock if issuable upon exercise of this Warrant.

             SECTION 7. No Shareholder Rights.
                        ----------------------

             This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

             SECTION 8. Restrictions on Transfer, Rights Under Purchase
                        -----------------------------------------------
Agreement; Etc.
---------------

             The holder of this Warrant by acceptance hereof agrees that the transfer of this Warrant or any of the Underlying Securities are subject to the provisions of Section 13 of the Registration Rights Agreement and this Warrant. The Underlying Securities issuable upon exercise of this Warrant and the shares of Common Stock issuable upon conversion of shares of Senior Series B-2 Preferred Stock if issuable upon exercise of this Warrant shall be entitled to all rights and benefits accorded thereto in the Purchase Agreement, and the applicable provisions of the Purchase Agreement are hereby incorporated herein by reference.

             SECTION 9. Transfer of Warrant; Amendment.
                        -------------------------------

             (a) This Warrant and all rights hereunder are transferable, in whole, or in part, in accordance with the Stockholders' Agreement, at the agency or office of the Company referred to in Section 2, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and, when so endorsed the holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until each transfer on such books, the Company may treat the registered holder hereof as the owner hereof for all purposes.

             (b) The terms and provisions of this Warrant may not be modified or amended, except under the written consent of the Company and the Holders of a majority of Warrant Shares issuable upon exercise hereof.

             SECTION 10. Reorganizations, Etc.
                         ---------------------

                  In case, at any time during the Exercise Period, of any capital reorganization, of any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing operation and which does not result in any change in the Underlying Securities) or of the sale of all or substantially all the properties and assets of the Company as an entirety to any other corporation, this Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which such holder would have been entitled if he had held the Underlying Securities issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale.



             SECTION 11. Lost, Stolen, Mutilated or Destroyed Warrant.
                         ---------------------------------------------

                  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

             IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed by its duly authorized officer on the date first above written.

                                              iVILLAGE INC.

                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:


ATTEST:
       --------------------------------
                  Secretary